UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2013

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 20, 2013,  Christopher I. Walton, PE, was appointed President and Chief Executive Officer (“CEO”) of Rhino GP LLC (“Rhino GP”), the general partner of Rhino Resource Partners LP (“Rhino” or the “Partnership”). Since August 2013, Mr. Walton, age 55, has served as President and Chief Operating Officer of Rhino GP.  From April 2012 to August 2013, Mr. Walton served as Senior Vice President and Chief Operating Officer of Rhino GP. Since December 2009, Mr. Walton served as the General Manager of the Partnership’s Sands Hill Mining LLC and Clinton Stone LLC operations in Hamden, Ohio.  From December 2007 to December 2009, Mr. Walton served as Engineer/Operations Manager of the Partnership’s Sands Hill LLC operation.

In connection with his appointment, Mr. Walton and Rhino GP entered into an amended and restated employment agreement. The term of Mr. Walton’s amended and restated employment agreement extends until December 31, 2016 unless sooner terminated as provided in the agreement or by the mutual agreement of the parties.  The agreement provides for Mr. Walton to receive an annualized base salary of $440,000 per year through 2014, with an automatic $20,000 base salary increase in each of calendar years 2015 and 2016.  Mr. Walton is also eligible to receive an annual discretionary bonus of up to 150% of his annualized base salary, which will be prorated for calendar year 2013 based upon the time spent in his new role as President and CEO.  Mr. Walton is also eligible to participate in the Partnership’s employee benefit programs, and is eligible to receive grants of  equity compensation awards pursuant to the long-term incentive plan adopted by the board of directors of Rhino GP.   The agreement also provides for Rhino GP to continue to provide Mr. Walton with use of an automobile suitable for his duties.  Under the agreement, if Mr. Walton’s employment is terminated by Rhino GP without “cause” or if Mr. Walton resigns for “good reason” (as those terms are defined in the agreement), then, subject to his timely execution and delivery (and non-revocation) of a release of claims, Mr. Walton will (i) receive a lump sum cash payment equal to 12 months’ worth of his annualized base salary and (ii) be eligible to continue health insurance coverage for himself and his family at the same premium cost as was in effect on the date of the termination of his employment until the earlier of one year following such termination or the date he becomes covered under another employer’s health plan. All other terms and conditions of Mr. Walton’s employment agreement are substantially the same as his previous employment agreement.

There are no understandings or arrangements between Mr. Walton and any other person pursuant to which Mr. Walton was selected to serve as President and CEO of Rhino GP, other than the employment relationship described above. There are no existing relationships between Mr. Rhino GP, the Partnership or any of the Partnership’s subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

Effective as of October 20, 2013, Rhino GP also entered into an amended and restated employment agreement with David G. Zatezalo, former CEO of Rhino GP, pursuant to which Mr. Zatezalo has assumed the role of Chairman of the Board of Directors (“Chairman”) of Rhino GP and will continue his employment with Rhino GP in a role that requires a reduced time commitment.  Mr. Zatezalo replaces Mark Zand, former Chairman, who will remain a director of Rhino GP.

Mr. Zatezalo’s amended and restated employment agreement has an initial two-year term and automatically renews on an annual basis for an additional 12-month period unless either party provides notice of non-renewal. Mr. Zatezalo’s amended and restated employment agreement provides for him to receive an annualized base salary of $135,000 for the first year of the employment term, with adjustments to be evaluated based on time requirements thereafter.  His agreement allows for his participation in Rhino GP’s board of directors’ annual equity compensation plan beginning in the fourth quarter of 2013.  Mr. Zatezalo’s amended and restated employment agreement also entitles him to receive a one-time cash award bonus of $112,000 payable during January 2014.  The agreement also provides for Rhino GP to provide him with use of an automobile suitable for his duties. Under the agreement, if Mr. Zatezalo’s employment is terminated by Rhino GP without “cause” or if Mr. Zatezalo resigns for “good reason” (as those terms are defined in the agreement), then, subject to his timely execution and delivery (and non-revocation) of a release of claims, Mr. Zatezalo will receive a lump sum cash payment equal to (i) if such termination occurs during the initial term, his annualized base salary for the lesser of (x) the remainder of the initial term or (y) 12 months and (ii) if such termination occurs after the expiration of the initial term, 12 months’ worth of his annualized base salary.  All other terms and conditions of Mr. Zatezalo’s employment agreement are substantially the same as his previous employment agreement.

The foregoing summaries of the material terms of Mr. Walton’s and Mr. Zatezalo’s amended and restated employment agreements with Rhino GP do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the amended and restated employment agreements, copies of which will be filed as exhibits to the Partnership’s annual report on Form 10-K for the year ended December 31, 2013.

ITEM 7.01          Regulation FD Disclosure.

On October 21, 2013, Rhino issued a press release announcing a cash distribution of $0.445 per common unit for the quarter ended September 30, 2013, or $1.78 per unit on an annualized basis.  This distribution will be paid on November 14, 2013 to all common unitholders of record as of the close of business on November 1, 2013.

The information furnished pursuant to this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, unless Rhino specifically states in a future filing that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

ITEM 9.01          Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated October 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
Its General Partner
Dated: October 21, 2013
	By:	/s/ Whitney C. Kegley
	Name:	Whitney C. Kegley
	Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

99.1	Press Release dated October 21, 2013.